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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement of Segue Software, Inc. on Form S-3 of our report dated April 15, 1999, on our audits of the consolidated financial statements of Segue Software, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Segue Software, Inc. Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts."




                                                  /s/ PricewaterhouseCoopers LLP
                                                  PricewaterhouseCoopers LLP




Boston, Massachusetts
April 15, 1999